                                                                     EXHIBIT 23a





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SOUTHSIDE BANCSHARES CORP.
EMPLOYEE STOCK OWNERSHIP PLAN
WITH 401 (k) PROVISIONS
ST. LOUIS, MISSOURI


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 33-00579) of our report dated August 16, 1996, relating to the financial statements of Southside Bancshares Corp. Employee Stock Ownership Plan with 401 (k) Provisions for the year ended December 31, 1995 appearing in the Plan's Annual Report on Form 11-K for the year ended December 31, 1996.




                                                 /s/ BDO Seidman, LLP
                                           ----------------------------------

St. Louis, Missouri
July 1, 1997